UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 23, 2006

                             TRIARC COMPANIES, INC.
               --------------------------------------------------
              (Exact name of registrant as specified in its charter)


    DELAWARE                      1-2207                    38-0471180
    -----------------             --------------            --------------
    (State or Other               (Commission               (I.R.S. Employer
    Jurisdiction of               File Number)              Identification No.)
    Incorporation)

    280 Park Avenue
    New York, NY                                            10017
    ---------------------------------------------------------------------------
    (Address of principal executive offices)                (Zip Code)

     Registrant's telephone number, including area code:   (212)  451-3000

                                   N/A
    ---------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01.  Entry into a Material Definitive Agreement.

     As previously reported, on April 13, 2006, Arby's Restaurant Group, Inc. ("ARG"), a subsidiary of Triarc Companies, Inc. (the "Company"), entered into an employment agreement with Roland C. Smith (the "Agreement") pursuant to which Mr. Smith serves as President and Chief Executive Officer of ARG. Pursuant to the Agreement, Mr. Smith is eligible to receive an annual bonus targeted at 100% of his annual base salary (currently $1.0 million) upon satisfaction of certain performance objectives to be agreed upon by ARG and Mr. Smith. On October 23, 2006, ARG and Mr. Smith agreed upon the 2006 bonus objectives for Mr. Smith, which are based upon the achievement of specified goals related to: ARG's adjusted EBITDA; ARG's organizational development and reporting infrastructure; and the vision/mission for the Arby's(R) system.

Item 3.02.        Unregistered Sales of Equity Securities.

     On October 24, 2006, Triarc Companies, Inc. (the "Company") agreed to repurchase $5,520,000 principal amount of its 5% Convertible Notes due 2023 (the "Notes"), and to pay accrued and unpaid interest and a related premium, in exchange for an aggregate of 138,000 shares of Class A Common Stock, par value $0.10 per share ("Class A Common Stock"), and 301,632 shares of Class B Common Stock, par value $0.10 per share ("Class B Common Stock"), in a privately negotiated transaction (the "Exchange"). Upon the satisfaction of the conditions set forth in the related indenture, the Notes that were acquired would have been convertible into 138,000 shares of Class A Common Stock and 276,000 shares of Class B Common Stock (assuming the current conversion rate). The Company expects the Exchange to settle on or about October 27, 2006. The shares of Class A Common Stock and Class B Common Stock were issued in reliance upon the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company expects to record a pre-tax charge of approximately $412,000 in connection with this transaction. Upon completion of the Exchange, $2,100,000 of the original $175,000,000 principal amount of the Notes that were issued by the Company in May 2003 will remain outstanding.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TRIARC COMPANIES, INC.


                                  By:/s/STUART ROSEN
                                     ------------------------
                                     Stuart I. Rosen
                                     Senior Vice President, Associate General
                                        Counsel and Secretary


Dated: October 25, 2006